UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 4, 2014
(Date of earliest event reported)

MIDWAY GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-33894	98-0459178
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Point at Inverness, Suite 280 8310 South Valley Highway Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 979-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 6, 2014, Midway Gold Corp. (the “Registrant”) issued a press release announcing construction progress at its Pan gold project and its third quarter financial results for the quarter ended September 30, 2014, as filed on November 5, 2014 with the United States Securities and Exchange Commission and the relevant Canadian securities commissions in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein. In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2014, Mr. Nathaniel Klein informed the Registrant’s board of directors (the “Board”) that he will resigning as a member of the Board and as the Series A Preferred Director (the “Preferred Director Nominee”) effective November 4, 2014. Mr. Klein’s resignation was not the result of any disputes with the Registrant.

Mr. Trey Anderson is a Vice President at Hale Capital Partners (“HCP”). Prior to joining HCP, Mr. Anderson served as Vice President of Corporate Development and Board member at Hattrick Sports Group, a European gaming technology company and portfolio company of Presidio Financial Partners, a private equity fund focused on technology and growth equity investments. Before assuming an operating role, Mr. Anderson worked at Presidio Financial Partners as a member of the investment and corporate advisory teams. Prior to joining Presidio, Mr. Anderson was an Analyst at Credit Suisse in the Technology group, where he focused on technology M&A transactions. Mr. Anderson earned a B.S. in Biomedical Engineering, Electrical Engineering and Economics from Duke University.

Mr. Anderson is not related by blood or marriage to any of the Registrant’s directors or executive officers or any persons nominated by the Registrant to become directors or executive officers. The Registrant has not engaged in any transaction with Mr. Anderson or a person related to Mr. Anderson had a direct or indirect material interest. To the Registrant’s knowledge, other than the Registrant’s obligations to the holders of the Registrant’s Series A Preferred Shares with respect to the nomination and election of the Preferred Director, there is no arrangement or understanding between any of officers or directors and Mr. Anderson pursuant to which Mr. Anderson was selected to serve as a director.

Item 7.01. Regulation FD Disclosure.

As disclosed in Item 2.02 of this Current Report on Form 8-K above, on November 6, 2014, the Registrant issued the press release attached hereto as Exhibit 99.1 announcing its third quarter financial results for the quarter ended September 30, 2014. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Exhibits.

The following exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

Exhibit	Description
99.1	Press Release, dated November 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GOLD CORP.

Date: November 6, 2014	By:	/s/ Bradley J. Blacketor
Bradley J. Blacketor
Chief Financial Officer

EXHIBIT INDEX

The following exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

Exhibit	Description
99.1	Press Release, dated November 6, 2014